UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 15, 2004

POWER SAVE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	3629	88-0227424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 NW 64 Avenue, Building 26 #109, Tamarac, Florida 33319

(Address of Principal Executive Office) (Zip Code)

(954) 722-1615

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)  On September 15, 2004, Power Save International, Inc. ("Power Save") elected to change its independent public accountant in the best interests of the Company and dismissed Stark Winter Schenkein & Co., LLP (“SWS”). The decision to change accountants was approved by the Registrant’s Board of Directors.

There have been no disagreements between the Registrant and SWS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SWS, would have caused SWS to make reference to the matter in its reports on the Registrant's financial statements. During the period from September 30, 2003 (date of engagement) to September 15, 2004, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.

b)  On September 15, 2004, the board of directors of Power Save engaged the accounting firm of Semple and Cooper LLP as the principal accountants of Power Save. Power Save has not consulted with Semple and Cooper LLP during Power Save's two most recent fiscal years and the interim period through the date of dismissal.

The Registrant has provided to SWS, its former independent accountant, a copy of this Form 8-K prior to the filing thereof, requesting SWS to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements made by the Registrant in this Form 8-K. SWS has provided such letter, which is attached hereto as Exhibit 16.1.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit	Description

16.1	Letter regarding change in certifying accountant from Stark Winter Schenkein & Co., LLP to the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POWER SAVE INTERNATIONAL, INC.

Date: October 28, 2004	By:	/s/ RUSSELL SMITH
Russell Smith President

INDEX TO EXHIBITS

Exhibit	Description

16.1	Letter regarding change in certifying accountant from Stark Winter Schenkein & Co., LLP to the Securities Exchange Commission.